UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Expected Completion of Previously Disclosed Note Repurchases

As previously disclosed, on June 17, 2026, Omeros Corporation (the “Company”) entered into privately negotiated agreements with certain holders of its 9.50% Convertible Senior Notes due 2029 (the “Notes”) under which the Company agreed to repurchase a portion of the outstanding Notes. The applicable averaging period has been completed and the Company expects to complete the repurchase of $16.0 million aggregate principal amount of Notes on July 6, 2026, for a total purchase price, inclusive of accrued and unpaid interest and all other obligations, of approximately $31.3 million. An aggregate principal amount of approximately $54.8 million of Notes will remain outstanding following completion of the repurchases.

Agreements to Repurchase Additional Notes

On July 2, 2026, the Company entered into privately negotiated agreements with the same holders of the Notes referenced above under which the Company agreed to repurchase additional Notes having an aggregate principal amount of up to approximately $14.5 million for a total purchase price, inclusive of accrued and unpaid interest and all other obligations, of up to approximately $31.0 million, subject in each case to adjustment based on the trading price of the Company’s common stock during an averaging period beginning on July 6, 2026, and customary closing conditions. The Company expects these additional repurchases to close between July 20, 2026 and July 30, 2026, following the completion of the averaging period. If the full $14.5 million aggregate principal amount of Notes is repurchased, approximately $40.3 million aggregate principal amount of Notes will remain outstanding following the additional repurchases.

The Company may seek to replace some or all of the cash used to repurchase the Notes with unsecured or limited-collateral debt financing(s) that would not be convertible into, or otherwise linked to, the Company's equity securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: July 6, 2026	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors